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                                                                   EXHIBIT 23(C)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Contel Cellular Inc. on Form S-8 (File No. 33-25735) of our reports dated February 6, 1995 and March 16, 1994, on our audits of the financial statements of the Washington D.C. SMSA Limited Partnership as of December 31, 1994 and 1993 and for the two years then ended and as of December 31, 1993 and 1992, and for the two years then ended, respectively, which reports are included in this Annual Report on Form 10-K. The financial statements referred to above are not included separately in this Annual Report on Form 10-K.

/s/  Coopers & Lybrand LLP
---------------------------------------------------------
Coopers & Lybrand LLP

New York, New York
March 28, 1995

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the registration statement of Contel Cellular, Inc. on Form S-8 (File No. 33-25735) of our report, which includes explanatory paragraphs relating to contingencies, dated February 17, 1995, on our audits of the financial statements of the Los Angeles SMSA Limited Partnership as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which reports are included in this Form 10-K, such financial statements were not included separately in this Form 10-K.

/s/  Coopers & Lybrand LLP
---------------------------------------------------------
Coopers & Lybrand LLP

Newport Beach, California
March 28, 1995

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